EXHIBIT 23




                          Independent Auditors' Consent



The Board of Directors
CenturyTel, Inc.:


     We consent to incorporation by reference in the Registration Statements (No. 333-35432 and No. 333-91361) on Form S-3, the Registration Statements (No. 33-46562, No. 33-60061, No. 333-67815, No. 333-91351, No. 333-37148, No.
333-60806,  No.  333-64992  and No.  333-65004)  on Form S-8,  the  Registration
Statements (No. 33-31314 and No. 33-46473) on combined Form S-8 and Form S-3, and the Registration Statements (No. 33-48956 and No. 333-17015) on Form S-4 of CenturyTel, Inc. of our report dated January 30, 2002, relating to the consolidated balance sheets of CenturyTel, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of CenturyTel, Inc.


/s/  KPMG LLP

KPMG LLP

Shreveport, Louisiana
March 15, 2002